EXHIBIT 99.1

News Release

Contact: Investor Relations
Phone: (713) 324-4755
Email: xjtinvestor@expressjet.com

EXPRESSJET REPORTS SECOND QUARTER 2006 EARNINGS

            HOUSTON, Aug. 2, 2006 - ExpressJet Holdings, Inc. (NYSE:XJT) today reported second quarter net income of $23.3 million, or $0.39 diluted earnings per share.

            During the quarter, the company’s ExpressJet Airlines subsidiary flew 12.0% more block hours and over 10,000 more departures than the second quarter of 2005and maintained a 99.8% controllable completion factor, which excludes cancellations due to weather and air traffic control.

            “This summer our employees are operating our busiest schedule since 2001, carrying record load factors and continuing to focus on reliability and customer service.  They are doing a great job, and I sincerely appreciate all of their hard work,” said ExpressJet President and CEO Jim Ream.

SECOND QUARTER REVIEW

Operational Review

            Second quarter operating revenue increased 7.9% to $419.4 million, versus $388.7 million in the second quarter of 2005.  Compared to the same period last year, the company’s ExpressJet Airlines subsidiary grew its capacity 11.1% to 3.4 billion available seat miles.  Revenue passenger miles were up 21.4%, resulting in a 6.9 point year-over-year increase in load factor to 81.1%.  The airline operated at a 99.8% controllable completion factor during the second quarter, and an overall completion rate of 97.8%.

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EXPRESSJET REPORTS SECOND QUARTER EARNINGS/PAGE 2

            During the second quarter 2006, ExpressJet Airlines accepted four deliveries of Embraer’s extended-range ERJ-145XR aircraft, completing its firm order position of 274 jets.

            In May, ExpressJet notified Continental Airlines of its intention to retain the 69 jets (44 EMB-145XRs and 25 EMB-145LRs) released from the companies’ capacity purchase agreement.  The transition of these aircraft from the capacity purchase agreement is scheduled to begin in December 2006 and to be complete by June 2007.  The principal platforms the company is considering for deploying the 69 aircraft include:  flying aircraft on behalf of either a U.S. carrier or foreign carrier, charter flying and branded flying.

            On July 6, ExpressJet reached a tentative agreement with the International Association of Machinists representing 1,200 flight attendants at the company.  Voting will take place in August.

Financial Review

            ExpressJet’s second quarter 2006 operating income reflected an 8.5% operating margin, as compared with an operating margin of 10.3% for the second quarter 2005.  For the second quarter 2006, ExpressJet Airlines performed better than its agreed rates under its capacity purchase agreement with Continental Airlines and rebated $1.8 million back to Continental to meet its contractual operating margin of 10%.  Additional expenses were incurred in the second quarter 2006, mainly for items unrelated to the company’s agreement with Continental, that drove the overall operating margin below 10%.

            ExpressJet ended the second quarter 2006 with $253.5 million in cash and cash equivalents, including $9.2 million in restricted cash.

            Capital expenditures totaled approximately $3.5 million for both the second quarter of 2006 and 2005.  ExpressJet anticipates capital expenditures of approximately $15.3 million for the remainder of 2006.

            During the quarter, Holdings did not make any purchases under its previously announced stock and convertible debt repurchase program.

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EXPRESSJET REPORTS SECOND QUARTER EARNINGS/PAGE 3

            ExpressJet will conduct a telephone briefing to discuss its second quarter results Wednesday, August 2, at 10:00 a.m. EDT (9:00 a.m. CDT).  A live webcast of this briefing will be available online at expressjet.com - investor relations.

CORPORATE BACKGROUND

            ExpressJet Holdings has strategic investments in the air transportation sector, including ExpressJet Airlines, Inc. and ExpressJet Services, LLC.  ExpressJet Airlines currently operates a fleet of Embraer regional jets as Continental Express to 152 destinations in the United States, Canada, Mexico, Central America and the Caribbean, and provides third-party training through its Training Services division.  ExpressJet Services, LLC provides third-party repair services.  The company is the sole stockholder of these subsidiaries and also invests in other entities that permit it to leverage the management experience, efficiencies and economies of scale present in its subsidiaries.  For more information, visit expressjet.com.

                Some of the statements in this document are forward-looking statements that involve a number of risks and uncertainties.  Many factors could affect actual results, and variances from current expectations regarding these factors could cause actual results to differ materially from those expressed in these forward-looking statements.  Some of the known risks that could significantly impact results include:  the company’s dependence on its capacity purchase agreement with Continental; the company’s dependence on Continental's financial and operational stability; the company’s aircraft and facility leases with Continental; the company’s ability to implement its growth and diversification strategies, including the profitable use of the 69 aircraft outside of the capacity purchase agreement; flight disruptions as a result of operational matters; regulatory requirements; and competition and industry conditions.  Additional information concerning risk factors that could affect the company’s actual results are described in its filings with the Securities and Exchange Commission, including its 2005 annual report on Form 10-K.  The events described in the forward-looking statements might not occur or might occur to a materially different extent than described herein.  The company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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  EXPRESSJET REPORTS SECOND QUARTER EARNINGS/PAGE 4

EXPRESSJET HOLDINGS, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY
(In thousands, except per share data)
	Three Months Ended June 30,
			Increase/
	2006	2005	(Decrease)

Operating Revenue	$419,434	$388,663	7.9%

Operating Expenses:
Wages, salaries and related costs	94,682	85,944	10.2%
Aircraft rentals	83,127	76,211	9.1%
Aircraft fuel and related taxes	57,483	53,132	8.2%
Maintenance, materials and repairs	51,181	45,711	12.0%
Ground handling	25,468	23,386	8.9%
Other rentals and landing fees	29,995	27,369	9.6%
Outside services	8,224	6,056	35.8%
Depreciation and amortization	6,505	6,037	7.8%
Other operating expenses	27,167	24,610	10.4%

	383,832	348,456	10.2%

Operating Income	35,602	40,207	(11.5%)

Nonoperating Income (Expense):
Interest expense	(1,794)	(2,850)	(37.1%)
Interest income	3,339	1,989	67.9%
Capitalized interest	119	146	(18.5%)
Equity investment income (loss)	(107)	(111)	(3.6%)
Other, net	39	22	77.3%

	1,596	(804)	n/m

Income before Income Taxes and Dividends	37,198	39,403	(5.6%)
Income Tax Expense	13,927	15,055	(7.5%)

Net Income	23,271	24,348	(4.4%)

Basic EPS	$0.43	$0.45	(4.4%)
Diluted EPS	$0.39	$0.41	(4.9%)
Operating Margin	8.5%	10.3%	(1.8	pts)

Basic Shares Used for EPS Calculation	53,848	54,304	(0.8%)
Diluted Shares Used for EPS Calculation	61,427	61,886	(0.7%)

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EXPRESSJET REPORTS SECOND QUARTER EARNINGS/PAGE 5

EXPRESSJET HOLDINGS, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY
(In thousands, except per share data)
	Six Months Ended June 30,
			Increase/
	2006	2005	(Decrease)

Operating Revenue	$825,218	$764,064	8.0%

Operating Expenses:
Wages, salaries and related costs	187,206	170,417	9.9%
Aircraft rentals	164,718	150,536	9.4%
Aircraft fuel and related taxes	110,470	101,681	8.6%
Maintenance, materials and repairs	101,260	89,035	13.7%
Ground handling	48,976	47,136	3.9%
Other rentals and landing fees	57,231	51,836	10.4%
Outside services	16,692	14,389	16.0%
Depreciation and amortization	12,934	11,974	8.0%
Other operating expenses	52,801	48,016	10.0%

	752,288	685,020	9.8%

Operating Income	72,930	79,044	(7.7%)

Nonoperating Income (Expense):
Interest expense	(3,844)	(5,709)	(32.7%)
Interest income	6,313	3,471	81.9%
Capitalized interest	220	322	(31.7%)
Equity investment income (loss)	(497)	(136)	n/m
Other, net	85	34	n/m

	2,277	(2,018)	n/m

Income before Income Taxes and Dividends	75,207	77,026	(2.4%)
Income Tax Expense	28,182	29,399	(4.1%)

Net Income	47,025	47,627	(1.3%)

Basic EPS	$0.87	$0.88	(1.1%)
Diluted EPS	$0.80	$0.80	0.0%
Operating Margin	8.8%	10.3%	(1.5	pts)

Basic Shares Used for EPS Calculation	53,823	54,294	(0.9%)
Diluted Shares Used for EPS Calculation	61,423	61,879	(0.7%)

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EXPRESSJET REPORTS SECOND QUARTER EARNINGS/PAGE 6

EXPRESSJET HOLDINGS, INC. AND SUBSIDIARIES

STATISTICS	Three Months Ended June 30,
			Increase/
	2006	2005	(Decrease)

Revenue passenger miles (RPM) (millions)	2,727	2,246	21.4%
Available seat miles (ASM) (millions)	3,362	3,026	11.1%
Passenger load factor	81.1%	74.2%	6.9	pts
Block hours	232,233	207,425	12.0%
Departures	124,532	114,485	8.8%
Operating cost per available seat mile (cents) (1)	11.39	11.51	(1.0%)
Operating cost per block hour (dollars) (1)	1,648	1,679	(1.8%)
Average fuel cost per available seat mile (cents)	1.71	1.76	(2.8%)
Average price per gallon of fuel (cents)	71.2	71.2	-
Fuel gallons consumed (millions)	80.7	74.6	8.2%
Average length of aircraft flight (miles)	552	542	1.8%
Actual aircraft in fleet at end of period	274	256	7.0%
Average daily utilization of each aircraft	9 hr 23 min	9 hr 1 min	4.1%
Controllable completion factor	99.8%	99.9%	(0.1	pts)
Completion factor	97.8%	98.9%	(1.1	pts)

EXPRESSJET HOLDINGS, INC. AND SUBSIDIARIES

STATISTICS	Six Months Ended June 30,
			Increase/
	2006	2005	(Decrease)

Revenue passenger miles (RPM) (millions)	5,045	4,198	20.2%
Available seat miles (ASM) (millions)	6,444	5,766	11.8%
Passenger load factor	78.3%	72.8%	5.5	pts
Block hours	446,426	398,700	12.0%
Departures	239,625	218,123	9.9%
Operating cost per available seat mile (cents) (1)	11.63	11.87	(2.0%)
Operating cost per block hour (dollars) (1)	1,678	1,716	(2.2%)
Average fuel cost per available seat mile (cents)	1.71	1.76	(2.8%)
Average price per gallon of fuel (cents)	71.2	71.2	-
Fuel gallons consumed (millions)	155.2	142.8	8.7%
Average length of aircraft flight (miles)	550	542	1.5%
Actual aircraft in fleet at end of period	274	256	7.0%
Average daily utilization of each aircraft	9 hr 8 min	8 hr 49 min	3.7%
Controllable completion factor	99.8%	99.9%	(0.1	pts)
Completion factor	98.0%	98.5%	(0.5	pts)

(1)	Operating cost per available seat mile and block hour are calculated using operating costs related to our airline operations.

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EXPRESSJET REPORTS SECOND QUARTER EARNINGS/PAGE 7

Non-GAAP Financial Reconciliations
	Three Months Ended June 30,
			Increase/ (Decrease)
	2006	2005

Operating Margin Reconciliation:
Operating margin per the capacity purchase agreement (1)	10.0%	10.0%	---
Adjustments:
Add: other costs excluded from the capacity purchase agreement (2)	(1.9%)	(0.3%)	(1.6	pts)
Add: Incentives (penalties) (3) and other revenues excluded from capacity purchase agreement	0.4%	0.6%	(0.2	pts)

Actual operating margin as reported	8.5%	10.3%	(1.8	pts)

Cost per Available Seat Mile:
Total cost per available seat mile (cents)	11.42	11.51	(0.8%)
Less: Non-airline related costs on a seat mile basis	.03	---

Cost per available seat mile for airline operations (4)	11.39	11.51	(1.0%)

Cost per Block Hour:
Total cost per block hour (dollars)	1,653	1,680	(1.6%)
Less: Non-airline related costs on a block hour basis	5	1

Cost per block hour for airline operations (4)	1,648	1,679	(1.8%)

(1)

Under the capacity purchase agreement, the operating margin effective January 1, 2005 was to be between 8.5% and 10% each quarter, but including unanticipated changes in labor costs, to the extent the results did not drive the margin below the margin floor (8.5%).  Airlines can continue to receive incentive payments, which may bring its operating margin above 10%.

(2)

These expenses represent costs that are not deemed part of underlying costs related to the capacity purchase agreement such as costs related to placing the 69 aircraft withdrawn from the capacity purchase agreement, stock compensation expenses and costs related to investments in other entities.

(3)

The performance incentive payments were made to Airlines primarily due to its high controllable completion factor (which excludes weather and air traffic control cancellations) of 99.8% and 99.9% for the three months ended June 30, 2006 and 2005.  Effective January 1, 2005, Airlines is only required to pay Continental a penalty for controllable completion factors below 99.5%.

(4)	These financial measures provide management and investors the ability to measure and monitor ExpressJet Airlines’ performance on a consistent basis.

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EXPRESSJET REPORTS SECOND QUARTER EARNINGS/PAGE 8

Non-GAAP Financial Reconciliations
	Six Months Ended June 30,
			Increase/ (Decrease)
	2006	2005

Operating Margin Reconciliation:
Operating margin per the capacity purchase agreement (1)	10.0%	10.0%	---
Adjustments:
Add: other costs excluded from the capacity purchase agreement (2)	(1.7%)	(0.2%)	(1.5	pts)
Add: Incentives (penalties) (3) and other revenues excluded from capacity purchase agreement	0.5%	0.5%	(0.0	pts)

Actual operating margin as reported	8.8%	10.3%	(1.5	pts)

Cost per Available Seat Mile:
Total cost per available seat mile (cents)	11.68	11.88	(1.7%)
Less: Non-airline related costs on a seat mile basis	.05	.01

Cost per available seat mile for airline operations (4)	11.63	11.87	(2.0%)

Cost per Block Hour:
Total cost per block hour (dollars)	1,685	1,718	(1.9%)
Less: Non-airline related costs on a block hour basis	7	2

Cost per block hour for airline operations (4)	1,678	1,716	(2.2%)

(1)

Under the capacity purchase agreement, the operating margin effective January 1, 2005 was to be between 8.5% and 10% each quarter, but including unanticipated changes in labor costs, to the extent the results did not drive the margin below the margin floor (8.5%).  Airlines can continue to receive incentive payments, which may bring its operating margin above 10%.

(2)

These expenses represent costs that are not deemed part of underlying costs related to the capacity purchase agreement such as stock compensation expenses and costs related to investments in other entities.

(3)

The performance incentive payments were made to Airlines primarily due to its high controllable completion factor (which excludes weather and air traffic control cancellations) of 99.8% and 99.9% for the six months ended June 30, 2006 and 2005.  Effective January 1, 2005, Airlines is only required to pay Continental a penalty for controllable completion factors below 99.5%.

(4)	These financial measures provide management and investors the ability to measure and monitor ExpressJet Airlines’ performance on a consistent basis.

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